                                                                    EXHIBIT 21.1

                       HEALTH SYSTEMS DESIGN CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


                                                                              ORGANIZED     PERCENTAGE OF VOTING
HEALTH SYSTEMS DESIGN CORPORATION (REGISTRANT):                             UNDER LAWS OF      SECURITES OWNED
--------------------------------------------------------------------------  -------------  -----------------------
Health Systems Design Corp.                                                   California               100%


    The above subsidiary is included in the Company's consolidated financial statements.